Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216

Friday, July 12, 2013

WELLS FARGO REPORTS RECORD QUARTERLY NET INCOME

Q2 Net Income of $5.5 Billion; EPS of $0.98, Up 20 Percent from Prior Year

•	Continued strong financial results:

o	Record Wells Fargo net income of $5.5 billion, up 19 percent from second quarter 2012

o	Record diluted earnings per share of $0.98, up 20 percent

o	Revenue of $21.4 billion, up $89 million

o	Noninterest expense of $12.3 billion, down $142 million

¡	57.3 percent efficiency ratio, improved from 58.2 percent

o	Pre-tax pre-provision profit (PTPP)[1] of $9.1 billion, up 3 percent

o	Return on average assets (ROA) of 1.55 percent, up 14 basis points

o	Return on equity (ROE) of 14.02 percent, up 116 basis points

•	Continued loan and deposit growth:

o	Total average loans of $800.2 billion, up $32.0 billion from second quarter 2012

¡	Quarter-end loans of $802.0 billion, up $26.8 billion

¡	Quarter-end core loans[2] of $714.4 billion, up $42.3 billion

o	Total average core deposits of $936.1 billion, up $55.5 billion from second quarter 2012

¡	Quarter-end core deposits of $941.2 billion, up $59.0 billion

•	Significant improvement in credit quality:

o	Net charge-offs of $1.2 billion, down $1.0 billion from second quarter 2012

¡	Net charge-off rate of 0.58 percent (annualized), lowest since second quarter 2006[3]

o	Non-performing assets of $21.1 billion, down $3.8 billion from second quarter 2012

o	$500 million (pre-tax) reserve release[4] due to continued strong credit performance

•	Strengthened capital levels; increased dividends and continued share repurchases:

o	Tier 1 common equity[5] under Basel I increased $15.9 billion from second quarter 2012 to $117.6 billion, with Tier 1 common equity ratio of 10.73 percent under Basel I at June 30, 2013

o	Estimated Tier 1 common equity ratio of 8.54 percent under Basel III capital rules[6]

1 See footnote (2) on page 17 for more information on pre-tax pre-provision profit.

2 See table on page 4 for more information on core and non-strategic/liquidating loan portfolios.

3 As a result of the accounting for purchased credit-impaired (PCI) loans, substantially all related to the Wachovia merger, certain credit-related metrics may not be directly comparable with periods prior to the merger.

4 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

5 See tables on page 38 for more information on Tier 1 common equity.

6 Estimated based on management’s interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.

o	Increased quarterly common stock dividend to $0.30 per share in second quarter 2013

o	Purchased 26.7 million shares of common stock in second quarter 2013 and an additional estimated 13 million shares through a forward repurchase transaction expected to settle in third quarter 2013

Selected Financial Information

		Quarter ended

	June 30,	Mar. 31,	June 30,
	2013	2013	2012

Earnings
Diluted earnings per common share	$0.98	0.92	0.82
Wells Fargo net income (in billions)	5.52	5.17	4.62
Return on assets (ROA)	1.55%	1.49	1.41
Return on equity (ROE)	14.02	13.59	12.86

Asset Quality
Net charge-offs (annualized) as a % of avg. total loans	0.58	0.72	1.15
Allowance as a % of total loans	2.07	2.15	2.41
Allowance as a % of annualized net charge-offs	360	299	211

Other
Revenue (in billions)	$21.4	21.3	21.3
Efficiency ratio	57.3%	58.3	58.2
Average loans (in billions)	$800.2	798.1	768.2
Average core deposits (in billions)	936.1	925.9	880.6
Net interest margin	3.46%	3.48	3.91

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record net income of $5.5 billion, or $0.98 per diluted common share, for second quarter 2013, up from $4.6 billion, or $0.82 per share, for second quarter 2012, and up from $5.2 billion, or $0.92 per share, for first quarter 2013. For the first six months of 2013, net income was a record $10.7 billion, or $1.90 per share, compared with $8.9 billion, or $1.57 per share, for the same period in 2012.

“Wells Fargo achieved outstanding results for the second quarter, with our diluted EPS growing for the 14th consecutive quarter and our returns on assets and equity increasing from second quarter 2012 and first quarter 2013,” said Chairman and CEO John Stumpf. “Our results reflected the strength of our diversified business model. Compared with the prior quarter, we grew loans, deposits, and net interest income, and both our efficiency ratio and credit quality improved. Wells Fargo again demonstrated an ability to grow during a dynamic economic and interest rate environment, and we feel very well positioned to continue to perform for our shareholders over the long term.”

Chief Financial Officer Tim Sloan said, “Solid performance in the quarter reflected the strength of our broad and diverse franchise. Linked quarter we grew revenue, with higher net interest income as we grew loans and invested in securities. In addition, expenses and net charge-offs were lower in the quarter and we continued to grow capital. Our estimated Tier 1 common equity ratio under the Basel III capital rules adopted July 2, 2013, increased to 8.54 percent this quarter, despite the increase in market interest rates late in the quarter which reduced unrealized security gains and negatively impacted the ratio by 24 basis points. That’s a testament to the earnings power of Wells Fargo.”

Revenue

Revenue was $21.4 billion, up from $21.3 billion in first quarter 2013. Total revenue increased due to growth in net interest income, while growth in noninterest income fee categories, driven by trust and investment fees, was offset by lower market sensitive revenue7 and other income. Businesses generating year-over-year double-digit revenue growth included asset-backed finance, capital markets, corporate banking, credit card, personal credit management, real estate capital markets, retail brokerage, retail sales finance, retirement services, and small business administration loans.

Net Interest Income

Net interest income in second quarter 2013 increased $251 million on a linked-quarter basis to $10.8 billion largely due to higher interest income from the available-for-sale (AFS) securities portfolio as we purchased $21.1 billion in securities, largely consisting of agency mortgage-backed securities (MBS), during the quarter. The portfolio yield improved as prepayments of existing MBS slowed. In addition, we benefitted modestly from organic growth in consumer and commercial loans and income from purchased credit-impaired (PCI) loan resolutions which mitigated the impact of loan portfolio repricing. Net interest income also improved as deposit and long term funding interest expense declined $74 million, and we benefitted from an additional day in the quarter.

On a linked-quarter basis, the Company’s net interest margin declined 2 basis points to 3.46 percent. Linked-quarter deposit growth caused cash and short term investments to grow despite growth in other earning asset categories including loans and AFS securities. Although deposit growth has little impact on net interest income, it is dilutive to net interest margin and accounted for 6 basis points of compression. Approximately 2 basis points of the decline was offset by higher income from variable sources, including PCI loan resolutions and periodic dividends. The net impact of repricing and growth of the balance sheet this quarter also improved net interest margin approximately 2 basis points compared with the first quarter largely due to the benefit of higher AFS securities portfolio income and reduced funding costs.

Noninterest Income

Noninterest income was $10.6 billion, down slightly from first quarter 2013. Fee income was up in many of the Company’s core businesses, including solid increases in trust and investment fees, lease income, equity gains, card and other fees, service charges on deposit accounts, and insurance. These increases were more than offset by lower trading income, including lower deferred compensation gains (offset in employee benefits expense), and lower other income, primarily lower income from investments accounted for under the equity method and a first quarter gain on sale of PCI loans.

7 Includes net gains from trading activities, net gains (losses) on debt securities available for sale and net gains from equity investments.

Mortgage banking noninterest income was $2.8 billion, in line with first quarter 2013. During the second quarter, residential mortgage originations were $112 billion, up slightly from $109 billion in first quarter 2013, however gain on sale margins declined as expected. The Company provided $65 million for mortgage loan repurchase losses, compared with $309 million in first quarter 2013 (included in net gains from mortgage loan origination/sales activities). Net mortgage servicing rights (MSRs) results were $68 million, compared with $129 million in first quarter 2013.

The Company had net unrealized securities gains of $5.1 billion at June 30, 2013, down from $11.2 billion at March 31, 2013, as market interest rates increased late in the quarter.

Noninterest Expense

Noninterest expense declined $145 million from the prior quarter primarily due to lower employee benefits which were seasonally elevated in first quarter 2013. This decline was partially offset by higher salaries, revenue-based incentive compensation, outside professional services, operating losses, and seasonally higher advertising and promotion expense. The efficiency ratio improved to 57.3 percent in second quarter 2013, compared with 58.3 percent in first quarter 2013. The Company expects to continue to operate within its targeted efficiency ratio range of 55 to 59 percent in third quarter 2013.

Loans

Total loans were $802.0 billion at June 30, 2013, up $2.0 billion from March 31, 2013, driven by growth in commercial and industrial, auto, foreign, credit card, and non-conforming first mortgage, partially offset by decreases in junior lien mortgage and commercial real estate mortgage, and a decline of $3.3 billion due to the continued runoff in the liquidating/non-strategic portfolio. Total average loans were $800.2 billion, up $2.2 billion from the prior quarter. The asset-backed finance, commercial banking, corporate banking, credit card, government and institutional banking, mortgage, personal credit management, real estate capital markets, retail brokerage, and retail sales finance portfolios all experienced year-over-year, double-digit growth.

	June 30, 2013			March 31, 2013

(in millions)	Core	Liquidating (1)	Total	Core	Liquidating (1)	Total

Commercial	$360,940	2,532	363,472	358,944	2,770	361,714
Consumer	353,470	85,032	438,502	350,131	88,121	438,252

Total loans	$714,410	87,564	801,974	709,075	90,891	799,966

Change from prior quarter:	$5,335	(3,327)	2,008	4,063	(3,671)	392

(1)	See table on page 35 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.

Deposits

Total average deposits were $1.0 trillion, up 9 percent from a year ago and up 10 percent (annualized) from first quarter 2013. Average core deposits were $936.1 billion, up 6 percent from a year ago and up 4 percent (annualized) from first quarter 2013. Average core checking and savings deposits were $883.5 billion, up 8 percent from a year ago and up 6 percent (annualized) from first quarter 2013. Average mortgage escrow deposits increased to $39.6 billion, compared with $35.4 billion a year ago and $38.8 billion in first quarter 2013. Average core checking and savings deposits were 94 percent of average core deposits. The average deposit cost for second quarter 2013 improved to 14 basis points, compared with 15 basis points in the prior quarter and 19 basis points a year ago. Average core deposits were 117 percent of average loans, up slightly from first quarter 2013.

Capital

Capital increased in the second quarter, with Tier 1 common equity of $117.6 billion under Basel I, or 10.73 percent of risk-weighted assets, compared with 10.08 percent in second quarter 2012 and 10.39 percent in first quarter 2013. Under the Basel III capital rules adopted July 2, 2013, the Tier 1 common equity ratio was an estimated 8.54 percent.8 In second quarter 2013, the Company purchased 26.7 million shares of its common stock and an additional estimated 13 million shares through a forward repurchase transaction expected to settle in third quarter 2013. The Company also increased its quarterly common stock dividend to $0.30 per share, up from $0.22 a year ago.

	June 30,	Mar. 31,	June 30,
(as a percent of total risk-weighted assets)	2013	2013	2012

Ratios under Basel I (1):

Tier 1 common equity (2)	10.73%	10.39	10.08
Tier 1 capital	12.14	11.80	11.69
Tier 1 leverage	9.63	9.53	9.25

(1)	June 30, 2013, ratios are preliminary.
(2)	See table on page 38 for more information on Tier 1 common equity.

Credit Quality

“Credit performance was very strong in the second quarter with improvement in all key metrics,” said Chief Risk Officer Mike Loughlin. “Credit losses were $1.2 billion in second quarter 2013, compared with $2.2 billion in second quarter 2012, representing a 48 percent year-over-year improvement. The quarterly loss rate fell to 0.58 percent with commercial losses of only 5 basis points and consumer losses of 1.01 percent. The consumer loss levels have improved rapidly due primarily to the positive momentum in the residential real estate market, with home prices improving faster and in more markets than expected. Nonperforming assets declined by $1.8 billion, or 8 percent from last quarter. We released $500 million from the allowance for credit losses in the second quarter, reflecting improvement in home prices and credit

8 Estimated based on management’s interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.

performance. We continue to expect future reserve releases absent a significant deterioration in the economic environment,” said Loughlin.

Net Loan Charge-offs

Net loan charge-offs improved to $1.2 billion in second quarter 2013, or 58 basis points of average loans, compared with $1.4 billion in first quarter 2013, or 72 basis points of average loans.

Net Loan Charge-Offs

	Quarter ended

	June 30, 2013		Mar. 31, 2013		Dec. 31, 2012

($ in millions)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)

Commercial:
Commercial and industrial	$77	0.17%	$93	0.20%	$209	0.46%
Real estate mortgage	(5)	(0.02)	29	0.11	38	0.14
Real estate construction	(45)	(1.10)	(34)	(0.83)	(18)	(0.43)
Lease financing	18	0.57	(1)	(0.02)	2	0.04
Foreign	(1)	(0.01)	3	0.03	24	0.25

Total commercial	44	0.05	90	0.10	255	0.29

Consumer:
Real estate 1-4 family first mortgage	328	0.52	429	0.69	649	1.05
Real estate 1-4 family junior lien mortgage	359	2.02	449	2.46	690	3.57
Credit card	234	3.90	235	3.96	222	3.71
Automobile	42	0.35	76	0.66	112	0.97
Other revolving credit and installment	145	1.38	140	1.37	153	1.46

Total consumer	1,108	1.01	1,329	1.23	1,826	1.68

Total	$1,152	0.58%	$1,419	0.72%	$2,081	1.05%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 32 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets

Nonperforming assets decreased by $1.8 billion in the quarter to $21.1 billion, compared with $22.9 billion in first quarter 2013. Nonaccrual loans decreased to $17.9 billion from $19.5 billion in first quarter 2013. Foreclosed assets were $3.1 billion, down from $3.4 billion in first quarter 2013.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	June 30, 2013		Mar. 31, 2013		Dec. 31, 2012

		As a		As a		As a
		% of		% of		% of
	Total	total	Total	total	Total	total
($ in millions)	balances	loans	balances	loans	balances	loans

Commercial:
Commercial and industrial	$1,022	0.54%	$1,193	0.64%	$1,422	0.76%
Real estate mortgage	2,708	2.59	3,098	2.92	3,322	3.12
Real estate construction	665	4.04	870	5.23	1,003	5.93
Lease financing	20	0.17	25	0.20	27	0.22
Foreign	40	0.10	56	0.14	50	0.13

Total commercial	4,455	1.23	5,242	1.45	5,824	1.61

Consumer:
Real estate 1-4 family first mortgage	10,705	4.23	11,320	4.49	11,455	4.58
Real estate 1-4 family junior lien mortgage	2,522	3.60	2,712	3.74	2,922	3.87
Automobile	200	0.41	220	0.47	245	0.53
Other revolving credit and installment	33	0.08	32	0.08	40	0.09

Total consumer	13,460	3.07	14,284	3.26	14,662	3.34

Total nonaccrual loans	17,915	2.23	19,526	2.44	20,486	2.56

Foreclosed assets:
GNMA	1,026		969		1,509
Non GNMA	2,114		2,381		2,514

Total foreclosed assets	3,140		3,350		4,023

Total nonperforming assets	$21,055	2.63%	$22,876	2.86%	$24,509	3.07%

Change from prior quarter:
Total nonaccrual loans	$(1,611)		$(960)		$(558)
Total nonperforming assets	(1,821)		(1,633)		(744)

Loans 90 Days or More Past Due and Still Accruing

Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $1.2 billion at June 30, 2013, compared with $1.4 billion at March 31, 2013. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $21.0 billion at June 30, 2013, down slightly from $21.7 billion at March 31, 2013.

Allowance for Credit Losses

The allowance for credit losses, including the allowance for unfunded commitments, totaled $16.6 billion at June 30, 2013, down from $17.2 billion at March 31, 2013. The allowance coverage to total loans was 2.07 percent, compared with 2.15 percent in first quarter 2013. The allowance covered 3.6 times annualized second quarter net charge-offs, compared with 3.0 times in the prior quarter. The allowance coverage to nonaccrual loans was 93 percent at June 30, 2013, compared with 88 percent at March 31, 2013. “We believe the allowance was appropriate for losses inherent in the loan portfolio at June 30, 2013,” said Loughlin.

Business Segment Performance

Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

			Quarter ended

	June 30,	Mar. 31,	June 30,
(in millions)	2013	2013	2012

Community Banking	$3,245	2,924	2,535
Wholesale Banking	2,004	2,045	1,881
Wealth, Brokerage and Retirement	434	337	343

More financial information about the business segments is on pages 39 and 40.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.

Selected Financial Information

			Quarter ended

	June 30,	Mar. 31,	June 30,
(in millions)	2013	2013	2012

Total revenue	$12,942	12,899	13,092
Provision for credit losses	763	1,262	1,573
Noninterest expense	7,213	7,377	7,580
Segment net income	3,245	2,924	2,535

(in billions)
Average loans	498.2	498.9	483.9
Average assets	820.9	799.6	746.6
Average core deposits	623.0	619.2	586.1

Community Banking reported net income of $3.2 billion, up $321 million, or 11 percent, from first quarter 2013. Revenue increased $43 million, or 0.3 percent, primarily due to higher net interest income and mortgage banking revenue, growth in deposit service charges, and higher debit, credit and merchant card volumes, partially offset by lower deferred compensation plan investment gains (offset in employee benefits expense). Noninterest expense declined $164 million, or 2 percent, largely due to lower deferred compensation expense (offset in revenue) and seasonally lower employee benefit costs, partially offset by higher operating losses. The provision for credit losses was $499 million lower than first quarter 2013 as net-charge offs declined $183 million and portfolio credit performance improved, particularly in residential real estate.

Net income was up $710 million, or 28 percent, from second quarter 2012. Revenue decreased $150 million, or 1 percent, from second quarter 2012, due to lower net interest income, mortgage banking revenue and other noninterest income, mostly offset by growth in deposit service charges, higher trust and investment fees, and higher debit, credit and merchant card volumes. Noninterest expense declined $367 million, or 5 percent, largely driven by lower operating losses and FDIC deposit insurance assessments. The provision for credit losses decreased $810 million from a year ago as net-charge offs declined $765 million and portfolio credit performance improved, largely in the residential real estate portfolios.

Regional Banking

•	Retail banking

o	Retail Bank household cross-sell ratio of 6.14 products per household, up from 6.00 year-over-year[9]

o	Primary consumer checking customers[10] up a net 3.5 percent year-over-year[9]

o	Consumer credit card, lines of credit and loan product solutions (sales) in the retail banking stores in second quarter were up 17 percent from the prior year

o	Customers rated their experience with Wells Fargo stores at an all-time high based on second quarter survey results

o	Platform banker FTE (active, full-time equivalent) grew by approximately 1,900 from the prior year

•	Small Business/Business Banking

o	Business checking accounts up a net 2.7 percent year-over-year[9]

o	Business Direct credit card, lines of credit and loan product solutions (primarily under $100,000 sold through our retail banking stores) in second quarter were up 55 percent from the prior year

o	$9.3 billion in new loan commitments to small business customers (primarily with annual revenues less than $20 million) in first half of 2013, up 25 percent from the prior year

o	Named U.S. Small business Administration’s 2013 SBA 7(a) Large Lender of the Year

•	Online and Mobile Banking

o	22.7 million active online customers, up 8 percent year-over-year[9]

o	10.7 million active mobile customers, up 29 percent year-over-year[9]

Consumer Lending Group

•	Home Lending

o	Originations of $112 billion, compared with $109 billion in prior quarter

o	Applications of $146 billion, compared with $140 billion in prior quarter

o	Application pipeline of $63 billion at quarter end, compared with $74 billion at March 31, 2013

o	Residential mortgage servicing portfolio of $1.9 trillion; ratio of MSRs to related loans serviced for others was 81 basis points, compared with 70 basis points in prior quarter

o	Average note rate on the servicing portfolio was 4.59 percent, compared with 4.69 percent in prior quarter

•	Consumer Credit Solutions

o	Credit card penetration in retail banking households rose to 34.9 percent9, up from 31.0 percent in prior year

9 Data as of May 2013, comparisons with May 2012.

10 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.

o	Record auto originations of $7.1 billion, up 4 percent from prior quarter and up 9 percent from prior year

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products and business segments include Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments, Asset Backed Finance, and Asset Management.

Selected Financial Information

		Quarter ended

(in millions)	June 30, 2013	Mar. 31, 2013	June 30, 2012

Total revenue	$6,135	6,086	6,117
Provision (reversal of provision) for credit losses	(118)	(58)	188
Noninterest expense	3,183	3,091	3,113
Segment net income	2,004	2,045	1,881

(in billions)
Average loans	286.9	284.5	270.2
Average assets	499.9	496.1	478.4
Average core deposits	230.5	224.1	220.9

Wholesale Banking reported net income of $2.0 billion, down $41 million, or 2 percent, from first quarter 2013. Revenue of $6.1 billion increased $49 million, or 1 percent, from first quarter 2013 as strong growth across many businesses, including commercial banking, corporate banking, investment banking and international were partially offset by lower equity gains as well as lower sales and trading results. Noninterest expense increased $92 million, or 3 percent, from first quarter 2013 primarily from higher variable personnel expense.

Net income was up $123 million, or 7 percent, from second quarter 2012. Revenue increased $18 million, or 0.3 percent, from second quarter 2012 driven by business growth and strong loan and deposit growth, partially offset by a decline in PCI resolution income. Noninterest expense increased $70 million, or 2 percent, from second quarter 2012 due to higher personnel expenses related to revenue growth partially offset by lower foreclosed asset expenses. The provision for credit losses decreased $306 million from second quarter 2012 due to a $246 million reduction in credit losses and $60 million of additional reserve release. The second quarter 2013 provision included a $35 million reserve release, compared with a $25 million reserve build a year ago.

•	Six percent year-over-year average loan and 4 percent average asset growth in second quarter 2013. Growth came from nearly all portfolios, including asset backed finance, capital finance, commercial banking, commercial real estate, corporate banking and government and institutional banking

•	Second quarter 2013 average core deposits up 4 percent from second quarter 2012

•	Investment banking year-to-date 2013 revenue from commercial and corporate customers increased 34 percent from year-to-date 2012 due to attractive capital markets conditions and continued momentum in cross selling

•	Cross-sell of 6.9 products per relationship improved from 6.8 in prior quarter

•	Second quarter 2013 treasury management revenue up 12 percent from second quarter 2012

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions, including financial planning, private banking, credit, investment management and trust. Abbot Downing, a Wells Fargo business, provides comprehensive wealth management services to ultra high net worth families and individuals as well as their endowments and foundations. Brokerage serves customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the United States. Retirement is a national leader in providing institutional retirement and trust services (including 401(k) and pension plan record keeping) for businesses, retail retirement solutions for individuals, and reinsurance services for the life insurance industry.

Selected Financial Information

	Quarter ended

(in millions)	June 30, 2013	Mar. 31, 2013	June 30, 2012

Total revenue	$3,261	3,197	2,971
Provision for credit losses	19	14	37
Noninterest expense	2,542	2,639	2,376
Segment net income	434	337	343

(in billions)
Average loans	45.4	43.8	42.5
Average assets	177.1	180.3	160.9
Average core deposits	146.4	149.4	134.2

Wealth, Brokerage and Retirement reported net income of $434 million, up 29 percent from first quarter 2013. Total revenue of $3.3 billion was up 2 percent from first quarter 2013 predominantly due to higher asset-based fees and net interest income, partially offset by lower gains on deferred compensation plan investments (offset in compensation expense). Total provision for credit losses increased $5 million from first quarter 2013. The provision in second and first quarter 2013 included a $5 million and $6 million credit reserve release, respectively. Noninterest expense decreased 4 percent from first quarter 2013. The decrease was primarily due to the seasonal impact of the first quarter 2013 personnel expenses and a decrease in deferred compensation plan expense (offset in trading income), partially offset by increased broker commissions.

Net income was up 27 percent from second quarter 2012. Total revenue was up 10 percent from second quarter 2012 driven by strong growth in asset-based fees and increased brokerage transaction revenue, partially offset by reduced securities gains in the brokerage business. Total provision for credit losses decreased $18 million from second quarter 2012; the provision in second quarter 2012 included a $10 million credit reserve release. Noninterest expense increased 7 percent from second quarter 2012 largely due to higher personnel expenses, primarily broker commissions.

Retail Brokerage

•	Client assets of $1.3 trillion, up 9 percent from prior year

•	Managed account assets increased $52 billion, or 19 percent, from prior year driven by strong net flows and market performance

•	Strong deposit growth, with average balances up 13 percent from prior year

Wealth Management

•	Client assets of $203 billion, up 3 percent from prior year

Retirement

•	IRA assets of $315 billion, up 12 percent from prior year

•	Institutional Retirement plan assets of $277 billion, up 11 percent from prior year

Conference Call

The Company will host a live conference call on Friday, July 12, at 7 a.m. PDT (10 a.m. EDT). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and http://us.meeting-stream.com/wellsfargocompany_071213.

A replay of the conference call will be available beginning at approximately noon PDT (3 p.m. EDT) on July 12 through Friday, July 19. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #12657627. The replay will also be available online at wellsfargo.com/invest_relations/earnings.

Cautionary Statement about Forward-Looking Information

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. Forward-looking statements are not based on historical facts but instead represent our current expectations regarding future events, circumstances or results. In particular, these include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels and our estimated Tier 1 common equity ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) the outcome of contingencies, such as legal proceedings; and (xii) the Company’s plans, objectives and strategies.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•	current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U. S. fiscal debt, budget and tax matters, the sovereign debt crisis and economic difficulties in Europe, and the overall slowdown in global economic growth;

•	our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•	financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•	the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•	negative effects relating to our mortgage servicing and foreclosure practices, including our obligations under the settlement with the Department of Justice and other federal and state government entities, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•	our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•	the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•	a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012.

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.

For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.4 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores, 12,000 ATMs, and the Internet (wellsfargo.com), and has offices in more than 35 countries to support the bank’s customers who conduct business in the global economy. With more than 275,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 26 on Fortune’s 2012 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries

QUARTERLY FINANCIAL DATA

TABLE OF CONTENTS

Pages

Summary Information
Summary Financial Data	17-18

Income
Consolidated Statement of Income	19
Consolidated Statement of Comprehensive Income	20
Condensed Consolidated Statement of Changes in Total Equity	20
Five Quarter Consolidated Statement of Income	21
Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	22-23
Noninterest Income and Noninterest Expense	24-25

Balance Sheet
Consolidated Balance Sheet	26-27
Five Quarter Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	28
Securities Available for Sale	29

Loans
Loans	29
Nonperforming Assets	30
Loans 90 Days or More Past Due and Still Accruing	31
Purchased Credit-Impaired Loans	32-34
Pick-A-Pay Portfolio	35
Non-Strategic and Liquidating Loan Portfolios	35
Changes in Allowance for Credit Losses	36-37

Equity
Tier 1 Common Equity	38

Operating Segments
Operating Segment Results	39-40

Other
Mortgage Servicing and other related data	41-43

Wells Fargo & Company and Subsidiaries

SUMMARY FINANCIAL DATA

	Quarter ended			% Change June 30, 2013 from		Six months ended

($ in millions, except per share amounts)	June 30, 2013	March 31, 2013	June 30, 2012	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	% Change

For the Period
Wells Fargo net income	$5,519	5,171	4,622	7%	19	$10,690	8,870	21%
Wells Fargo net income applicable to common stock	5,272	4,931	4,403	7	20	10,203	8,425	21
Diluted earnings per common share	0.98	0.92	0.82	7	20	1.90	1.57	21
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.55%	1.49	1.41	4	10	1.52	1.36	12
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	14.02	13.59	12.86	3	9	13.81	12.51	10
Efficiency ratio (1)	57.3	58.3	58.2	(2)	(2)	57.8	59.1	(2)
Total revenue	$21,378	21,259	21,289	1	-	$42,637	42,925	(1)
Pre-tax pre-provision profit (PTPP) (2)	9,123	8,859	8,892	3	3	17,982	17,535	3
Dividends declared per common share	0.30	0.25	0.22	20	36	0.55	0.44	25
Average common shares outstanding	5,304.7	5,279.0	5,306.9	-	-	5,291.9	5,294.9	-
Diluted average common shares outstanding	5,384.6	5,353.5	5,369.9	1	-	5,369.9	5,354.3	-
Average loans	$800,241	798,074	768,223	-	4	$799,164	768,403	4
Average assets	1,429,005	1,404,334	1,321,584	2	8	1,416,741	1,312,252	8
Average core deposits (3)	936,090	925,866	880,636	1	6	931,006	875,576	6
Average retail core deposits (4)	666,043	662,913	624,329	-	7	664,487	620,445	7
Net interest margin	3.46%	3.48	3.91	(1)	(12)	3.47	3.91	(11)

At Period End
Securities available for sale	$249,439	248,160	226,846	1	10	$249,439	226,846	10
Loans	801,974	799,966	775,199	-	3	801,974	775,199	3
Allowance for loan losses	16,144	16,711	18,320	(3)	(12)	16,144	18,320	(12)
Goodwill	25,637	25,637	25,406	-	1	25,637	25,406	1
Assets	1,440,563	1,436,634	1,336,204	-	8	1,440,563	1,336,204	8
Core deposits (3)	941,158	939,934	882,137	-	7	941,158	882,137	7
Wells Fargo stockholders’ equity	162,421	162,086	148,070	-	10	162,421	148,070	10
Total equity	163,777	163,395	149,437	-	10	163,777	149,437	10
Capital ratios:
Total equity to assets	11.37%	11.37	11.18	-	2	11.37	11.18	2
Risk-based capital (5):
Tier 1 capital	12.14	11.80	11.69	3	4	12.14	11.69	4
Total capital	15.06	14.76	14.85	2	1	15.06	14.85	1
Tier 1 leverage (5)	9.63	9.53	9.25	1	4	9.63	9.25	4
Tier 1 common equity (5)(6)	10.73	10.39	10.08	3	6	10.73	10.08	6
Common shares outstanding	5,302.2	5,288.8	5,275.7	-	1	5,302.2	5,275.7	1
Book value per common share	$28.26	28.27	26.06	-	8	$28.26	26.06	8
Common stock price:
High	41.74	38.20	34.59	9	21	41.74	34.59	21
Low	36.19	34.43	29.80	5	21	34.43	27.94	23
Period end	41.27	36.99	33.44	12	23	41.27	33.44	23
Team members (active, full-time equivalent)	274,300	274,300	264,400	-	4	274,300	264,400	4

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The June 30, 2013, ratios are preliminary.
(6)	See the “Five Quarter Tier 1 Common Equity Under Basel I” table for additional information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended

($ in millions, except per share amounts)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	June 30, 2012

For the Quarter
Wells Fargo net income	$5,519	5,171	5,090	4,937	4,622
Wells Fargo net income applicable to common stock	5,272	4,931	4,857	4,717	4,403
Diluted earnings per common share	0.98	0.92	0.91	0.88	0.82
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.55%	1.49	1.46	1.45	1.41
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	14.02	13.59	13.35	13.38	12.86
Efficiency ratio (1)	57.3	58.3	58.8	57.1	58.2
Total revenue	$21,378	21,259	21,948	21,213	21,289
Pre-tax pre-provision profit (PTPP) (2)	9,123	8,859	9,052	9,101	8,892
Dividends declared per common share	0.30	0.25	0.22	0.22	0.22
Average common shares outstanding	5,304.7	5,279.0	5,272.4	5,288.1	5,306.9
Diluted average common shares outstanding	5,384.6	5,353.5	5,338.7	5,355.6	5,369.9
Average loans	$800,241	798,074	787,210	776,734	768,223
Average assets	1,429,005	1,404,334	1,387,056	1,354,340	1,321,584
Average core deposits (3)	936,090	925,866	928,824	895,374	880,636
Average retail core deposits (4)	666,043	662,913	646,145	630,053	624,329
Net interest margin	3.46%	3.48	3.56	3.66	3.91

At Quarter End
Securities available for sale	$249,439	248,160	235,199	229,350	226,846
Loans	801,974	799,966	799,574	782,630	775,199
Allowance for loan losses	16,144	16,711	17,060	17,385	18,320
Goodwill	25,637	25,637	25,637	25,637	25,406
Assets	1,440,563	1,436,634	1,422,968	1,374,715	1,336,204
Core deposits (3)	941,158	939,934	945,749	901,075	882,137
Wells Fargo stockholders’ equity	162,421	162,086	157,554	154,679	148,070
Total equity	163,777	163,395	158,911	156,059	149,437
Capital ratios:
Total equity to assets	11.37%	11.37	11.17	11.35	11.18
Risk-based capital (5):
Tier 1 capital	12.14	11.80	11.75	11.50	11.69
Total capital	15.06	14.76	14.63	14.51	14.85
Tier 1 leverage (5)	9.63	9.53	9.47	9.40	9.25
Tier 1 common equity (5)(6)	10.73	10.39	10.12	9.92	10.08
Common shares outstanding	5,302.2	5,288.8	5,266.3	5,289.6	5,275.7
Book value per common share	$28.26	28.27	27.64	27.10	26.06
Common stock price:
High	41.74	38.20	36.34	36.60	34.59
Low	36.19	34.43	31.25	32.62	29.80
Period end	41.27	36.99	34.18	34.53	33.44
Team members (active, full-time equivalent)	274,300	274,300	269,200	267,000	264,400

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The June 30, 2013, ratios are preliminary.
(6)	See the “Five Quarter Tier 1 Common Equity under Basel I” table for additional information.

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%

(in millions, except per share amounts)	2013	2012	Change	2013	2012	Change

Interest income
Trading assets	$340	343	(1)%	$667	720	(7)%
Securities available for sale	2,034	2,147	(5)	3,959	4,235	(7)
Mortgages held for sale	378	477	(21)	749	936	(20)
Loans held for sale	4	12	(67)	7	21	(67)
Loans	8,902	9,242	(4)	17,763	18,439	(4)
Other interest income	169	133	27	332	258	29

Total interest income	11,827	12,354	(4)	23,477	24,609	(5)

Interest expense
Deposits	353	443	(20)	722	900	(20)
Short-term borrowings	17	20	(15)	37	36	3
Long-term debt	632	789	(20)	1,329	1,619	(18)
Other interest expense	75	65	15	140	129	9

Total interest expense	1,077	1,317	(18)	2,228	2,684	(17)

Net interest income	10,750	11,037	(3)	21,249	21,925	(3)
Provision for credit losses	652	1,800	(64)	1,871	3,795	(51)

Net interest income after provision for credit losses	10,098	9,237	9	19,378	18,130	7

Noninterest income
Service charges on deposit accounts	1,248	1,139	10	2,462	2,223	11
Trust and investment fees	3,494	2,898	21	6,696	5,737	17
Card fees	813	704	15	1,551	1,358	14
Other fees	1,089	1,134	(4)	2,123	2,229	(5)
Mortgage banking	2,802	2,893	(3)	5,596	5,763	(3)
Insurance	485	522	(7)	948	1,041	(9)
Net gains from trading activities	331	263	26	901	903	-
Net losses on debt securities available for sale	(54)	(61)	(11)	(9)	(68)	(87)
Net gains from equity investments	203	242	(16)	316	606	(48)
Lease income	225	120	88	355	179	98
Other	(8)	398	NM	449	1,029	(56)

Total noninterest income	10,628	10,252	4	21,388	21,000	2

Noninterest expense
Salaries	3,768	3,705	2	7,431	7,306	2
Commission and incentive compensation	2,626	2,354	12	5,203	4,771	9
Employee benefits	1,118	1,049	7	2,701	2,657	2
Equipment	418	459	(9)	946	1,016	(7)
Net occupancy	716	698	3	1,435	1,402	2
Core deposit and other intangibles	377	418	(10)	754	837	(10)
FDIC and other deposit assessments	259	333	(22)	551	690	(20)
Other	2,973	3,381	(12)	5,634	6,711	(16)

Total noninterest expense	12,255	12,397	(1)	24,655	25,390	(3)

Income before income tax expense	8,471	7,092	19	16,111	13,740	17
Income tax expense	2,863	2,371	21	5,283	4,699	12

Net income before noncontrolling interests	5,608	4,721	19	10,828	9,041	20
Less: Net income from noncontrolling interests	89	99	(10)	138	171	(19)

Wells Fargo net income	$5,519	4,622	19	$10,690	8,870	21

Less: Preferred stock dividends and other	247	219	13	487	445	9

Wells Fargo net income applicable to common stock	$5,272	4,403	20	$10,203	8,425	21

Per share information
Earnings per common share	$1.00	0.83	20	$1.93	1.59	21
Diluted earnings per common share	0.98	0.82	20	1.90	1.57	21
Dividends declared per common share	0.30	0.22	36	0.55	0.44	25
Average common shares outstanding	5,304.7	5,306.9	-	5,291.9	5,294.9	-
Diluted average common shares outstanding	5,384.6	5,369.9	-	5,369.9	5,354.3	-

NM - Not meaningful

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%

(in millions)	2013	2012	Change	2013	2012	Change

Wells Fargo net income	$5,519	4,622	19%	$10,690	8,870	21%

Other comprehensive income, before tax:
Foreign currency translation adjustments:
Net unrealized losses arising during the period	(21)	(56)	(63)	(39)	(46)	(15)
Reclassification of net gains to net income	(15)	(10)	50	(15)	(10)	50
Securities available for sale:
Net unrealized gains (losses) arising during the period	(6,130)	831	NM	(6,764)	2,705	NM
Reclassification of net losses (gains) to net income	30	(23)	NM	(83)	(249)	(67)
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	(10)	(3)	233	(3)	39	NM
Reclassification of net gains on cash flow hedges to net income	(69)	(99)	(30)	(156)	(206)	(24)
Defined benefit plans adjustments:
Net actuarial gains (losses) arising during the period	772	(12)	NM	778	(17)	NM
Amortization of net actuarial loss, settlements and other costs to net income	113	40	183	162	76	113

Other comprehensive income (loss), before tax	(5,330)	668	NM	(6,120)	2,292	NM
Income tax (expense) benefit related to other comprehensive income	1,979	(255)	NM	2,267	(866)	NM

Other comprehensive income (loss), net of tax	(3,351)	413	NM	(3,853)	1,426	NM
Less: Other comprehensive income (loss) from noncontrolling interests	(3)	-	NM	-	4	(100)

Wells Fargo other comprehensive income (loss), net of tax	(3,348)	413	NM	(3,853)	1,422	NM

Wells Fargo comprehensive income	2,171	5,035	(57)	6,837	10,292	(34)
Comprehensive income from noncontrolling interests	86	99	(13)	138	175	(21)

Total comprehensive income	$ 2,257	5,134	(56)	$ 6,975	10,467	(33)

NM - Not meaningful

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Six months ended June 30,

(in millions)	2013	2012

Balance, beginning of period	$158,911	141,687
Cumulative effect of fair value election for certain residential mortgage servicing rights	-	2

Balance, beginning of period - adjusted	158,911	141,689
Wells Fargo net income	10,690	8,870
Wells Fargo other comprehensive income (loss), net of tax	(3,853)	1,422
Common stock issued	1,799	1,311
Common stock repurchased	(1,936)	(2,101)
Preferred stock released by ESOP	720	677
Preferred stock issued	610	-
Common stock dividends	(2,911)	(2,336)
Preferred stock dividends and other	(487)	(445)
Noncontrolling interests and other, net	234	350

Balance, end of period	$163,777	149,437

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions, except per share amounts)	2013	2013	2012	2012	2012

Interest income
Trading assets	$340	327	339	299	343
Securities available for sale	2,034	1,925	1,897	1,966	2,147
Mortgages held for sale	378	371	413	476	477
Loans held for sale	4	3	3	17	12
Loans	8,902	8,861	9,027	9,016	9,242
Other interest income	169	163	178	151	133

Total interest income	11,827	11,650	11,857	11,925	12,354

Interest expense
Deposits	353	369	399	428	443
Short-term borrowings	17	20	24	19	20
Long-term debt	632	697	735	756	789
Other interest expense	75	65	56	60	65

Total interest expense	1,077	1,151	1,214	1,263	1,317

Net interest income	10,750	10,499	10,643	10,662	11,037
Provision for credit losses	652	1,219	1,831	1,591	1,800

Net interest income after provision for credit losses	10,098	9,280	8,812	9,071	9,237

Noninterest income
Service charges on deposit accounts	1,248	1,214	1,250	1,210	1,139
Trust and investment fees	3,494	3,202	3,199	2,954	2,898
Card fees	813	738	736	744	704
Other fees	1,089	1,034	1,193	1,097	1,134
Mortgage banking	2,802	2,794	3,068	2,807	2,893
Insurance	485	463	395	414	522
Net gains from trading activities	331	570	275	529	263
Net gains (losses) on debt securities available for sale	(54)	45	(63)	3	(61)
Net gains from equity investments	203	113	715	164	242
Lease income	225	130	170	218	120
Other	(8)	457	367	411	398

Total noninterest income	10,628	10,760	11,305	10,551	10,252

Noninterest expense
Salaries	3,768	3,663	3,735	3,648	3,705
Commission and incentive compensation	2,626	2,577	2,365	2,368	2,354
Employee benefits	1,118	1,583	891	1,063	1,049
Equipment	418	528	542	510	459
Net occupancy	716	719	728	727	698
Core deposit and other intangibles	377	377	418	419	418
FDIC and other deposit assessments	259	292	307	359	333
Other	2,973	2,661	3,910	3,018	3,381

Total noninterest expense	12,255	12,400	12,896	12,112	12,397

Income before income tax expense	8,471	7,640	7,221	7,510	7,092
Income tax expense	2,863	2,420	1,924	2,480	2,371

Net income before noncontrolling interests	5,608	5,220	5,297	5,030	4,721
Less: Net income from noncontrolling interests	89	49	207	93	99

Wells Fargo net income	$5,519	5,171	5,090	4,937	4,622

Less: Preferred stock dividends and other	247	240	233	220	219

Wells Fargo net income applicable to common stock	$5,272	4,931	4,857	4,717	4,403

Per share information
Earnings per common share	$1.00	0.93	0.92	0.89	0.83
Diluted earnings per common share	0.98	0.92	0.91	0.88	0.82
Dividends declared per common share	0.30	0.25	0.22	0.22	0.22
Average common shares outstanding	5,304.7	5,279.0	5,272.4	5,288.1	5,306.9
Diluted average common shares outstanding	5,384.6	5,353.5	5,338.7	5,355.6	5,369.9

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30,

				2013				2012

(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$136,484	0.33	%	$113	71,250	0.47	%	$83
Trading assets	46,622	2.98		347	42,614	3.27		348
Securities available for sale (3):
Securities of U.S. Treasury and federal agencies	6,684	1.73		29	1,954	1.60		8
Securities of U.S. states and political subdivisions	39,267	4.42		434	34,560	4.39		379
Mortgage-backed securities:
Federal agencies	102,007	2.79		711	95,031	3.37		800
Residential and commercial	31,315	6.50		509	33,870	6.97		591
Total mortgage-backed securities	133,322	3.66		1,220	128,901	4.32		1,391
Other debt and equity securities	55,533	3.84		531	48,915	4.39		535
Total securities available for sale	234,806	3.77		2,214	214,330	4.32		2,313
Mortgages held for sale (4)	43,422	3.48		378	49,528	3.86		477
Loans held for sale (4)	177	7.85		4	833	5.48		12
Loans:
Commercial:
Commercial and industrial	186,130	3.69		1,714	171,776	4.21		1,801
Real estate mortgage	105,261	3.92		1,029	105,509	4.60		1,208
Real estate construction	16,458	5.02		206	17,943	4.96		221
Lease financing	12,338	6.66		206	12,890	6.86		221
Foreign	42,273	2.23		235	38,917	2.57		249
Total commercial	362,460	3.75		3,390	347,035	4.28		3,700
Consumer:
Real estate 1-4 family first mortgage	252,558	4.23		2,671	230,065	4.62		2,658
Real estate 1-4 family junior lien mortgage	71,376	4.29		764	82,076	4.30		878
Credit card	24,023	12.55		752	22,065	12.70		697
Automobile	47,942	7.05		842	44,625	7.59		842
Other revolving credit and installment	41,882	4.74		495	42,357	4.51		475
Total consumer	437,781	5.05		5,524	421,188	5.29		5,550
Total loans (4)	800,241	4.46		8,914	768,223	4.83		9,250
Other	4,151	5.55		57	4,486	4.56		51
Total earning assets	$1,265,903	3.80	%	$12,027	1,151,264	4.37	%	$12,534

Funding sources
Deposits:
Interest-bearing checking	$40,422	0.06	%	$6	30,440	0.07	%	$5
Market rate and other savings	541,843	0.08		111	500,327	0.12		152
Savings certificates	52,552	1.23		161	60,341	1.34		200
Other time deposits	26,045	0.76		50	12,803	1.83		59
Deposits in foreign offices	68,871	0.15		25	65,587	0.17		27
Total interest-bearing deposits	729,733	0.19		353	669,498	0.27		443
Short-term borrowings	57,812	0.14		21	51,698	0.19		24
Long-term debt	125,496	2.02		632	127,660	2.48		789
Other liabilities	13,315	2.25		75	10,408	2.48		65
Total interest-bearing liabilities	926,356	0.47		1,081	859,264	0.62		1,321
Portion of noninterest-bearing funding sources	339,547	-		-	292,000	-		-
Total funding sources	$1,265,903	0.34		1,081	1,151,264	0.46		1,321
Net interest margin and net interest income on a taxable-equivalent basis (5)		3.46	%	$10,946		3.91	%	$11,213
Noninterest-earning assets
Cash and due from banks	$16,214				16,200
Goodwill	25,637				25,332
Other	121,251				128,788
Total noninterest-earning assets	$163,102				170,320

Noninterest-bearing funding sources
Deposits	$280,029				254,442
Other liabilities	57,959				58,441
Total equity	164,661				149,437
Noninterest-bearing funding sources used to fund earning assets	(339,547)				(292,000)
Net noninterest-bearing funding sources	$163,102				170,320
Total assets	$1,429,005				1,321,584

(1)	Our average prime rate was 3.25% for the quarters ended June 30, 2013 and 2012. The average three-month London Interbank Offered Rate (LIBOR) was 0.28% and 0.47% for the same quarters, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Includes taxable-equivalent adjustments of $196 million and $176 million for the quarters ended June 30, 2013 and 2012, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30,
				2013				2012

(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$128,797	0.35	%	$221	63,635	0.49	%	$156
Trading assets	44,388	3.07		681	43,190	3.39		731
Securities available for sale (3):
Securities of U.S. Treasury and federal agencies	6,880	1.65		56	3,875	1.13		22
Securities of U.S. states and political subdivisions	38,430	4.40		844	33,578	4.45		747
Mortgage-backed securities:
Federal agencies	98,705	2.77		1,365	93,165	3.43		1,597
Residential and commercial	31,726	6.48		1,028	34,201	6.89		1,178
Total mortgage-backed securities	130,431	3.67		2,393	127,366	4.36		2,775
Other debt and equity securities	54,634	3.71		1,008	49,658	4.10		1,015
Total securities available for sale	230,375	3.74		4,301	214,477	4.26		4,559
Mortgages held for sale (4)	43,367	3.45		749	48,218	3.88		936
Loans held for sale (4)	159	8.28		7	790	5.29		21
Loans:
Commercial:
Commercial and industrial	185,327	3.71		3,414	169,279	4.20		3,534
Real estate mortgage	105,738	3.88		2,035	105,750	4.33		2,280
Real estate construction	16,508	4.93		404	18,337	4.87		444
Lease financing	12,381	6.72		416	13,009	7.89		513
Foreign	41,093	2.19		448	40,042	2.54		507
Total commercial	361,047	3.75		6,717	346,417	4.22		7,278
Consumer:
Real estate 1-4 family first mortgage	252,305	4.26		5,374	229,859	4.66		5,346
Real estate 1-4 family junior lien mortgage	72,715	4.29		1,548	83,397	4.28		1,778
Credit card	24,060	12.58		1,502	22,097	12.81		1,408
Automobile	47,258	7.12		1,668	44,155	7.69		1,688
Other revolving credit and installment	41,779	4.72		977	42,478	4.54		958
Total consumer	438,117	5.08		11,069	421,986	5.31		11,178
Total loans (4)	799,164	4.47		17,786	768,403	4.82		18,456
Other	4,203	5.37		112	4,545	4.49		103
Total earning assets	$1,250,453	3.83	%	$23,857	1,143,258	4.38	%	$24,962

Funding sources
Deposits:
Interest-bearing checking	$36,316	0.06	%	$11	31,299	0.06	%	$10
Market rate and other savings	539,708	0.09		233	498,177	0.12		305
Savings certificates	53,887	1.23		328	61,515	1.35		413
Other time deposits	21,003	0.95		99	12,727	1.88		119
Deposits in foreign offices	69,968	0.15		51	65,217	0.16		53
Total interest-bearing deposits	720,882	0.20		722	668,935	0.27		900
Short-term borrowings	56,618	0.16		44	50,040	0.17		43
Long-term debt	126,299	2.11		1,329	127,599	2.54		1,619
Other liabilities	12,467	2.24		140	10,105	2.55		129
Total interest-bearing liabilities	916,266	0.49		2,235	856,679	0.63		2,691
Portion of noninterest-bearing funding sources	334,187	-		-	286,579	-		-
Total funding sources	$1,250,453	0.36		2,235	1,143,258	0.47		2,691
Net interest margin and net interest income on a taxable-equivalent basis (5)		3.47	%	$21,622		3.91	%	$22,271
Noninterest-earning assets
Cash and due from banks	$16,371				16,587
Goodwill	25,638				25,230
Other	124,279				127,177
Total noninterest-earning assets	$166,288				168,994

Noninterest-bearing funding sources
Deposits	$277,141				250,528
Other liabilities	60,784				57,821
Total equity	162,550				147,224
Noninterest-bearing funding sources used to fund earning assets	(334,187)				(286,579)
Net noninterest-bearing funding sources	$166,288				168,994
Total assets	$1,416,741				1,312,252

(1)	Our average prime rate was 3.25% for the six months ended June 30, 2013 and 2012. The average three-month London Interbank Offered Rate (LIBOR) was 0.28% and 0.49% for the same periods, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Includes taxable-equivalent adjustments of $373 million and $346 million for the six months ended June 30, 2013 and 2012, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

NONINTEREST INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%

(in millions)	2013	2012	Change	2013	2012	Change

Service charges on deposit accounts	$1,248	1,139	10%	$2,462	2,223	11%
Trust and investment fees:
Brokerage advisory, commissions and other fees (1)	2,127	1,845	15	4,177	3,675	14
Trust and investment management (1)	829	762	9	1,628	1,514	8
Investment banking	538	291	85	891	548	63

Total trust and investment fees	3,494	2,898	21	6,696	5,737	17

Card fees	813	704	15	1,551	1,358	14
Other fees:
Charges and fees on loans	387	427	(9)	771	872	(12)
Merchant processing fees	174	157	11	328	282	16
Cash network fees	125	120	4	242	238	2
Commercial real estate brokerage commissions	73	82	(11)	118	132	(11)
Letters of credit fees	102	108	(6)	211	220	(4)
All other fees	228	240	(5)	453	485	(7)

Total other fees	1,089	1,134	(4)	2,123	2,229	(5)

Mortgage banking:
Servicing income, net	393	679	(42)	707	931	(24)
Net gains on mortgage loan origination/sales activities	2,409	2,214	9	4,889	4,832	1

Total mortgage banking	2,802	2,893	(3)	5,596	5,763	(3)

Insurance	485	522	(7)	948	1,041	(9)
Net gains from trading activities	331	263	26	901	903	-
Net losses on debt securities available for sale	(54)	(61)	(11)	(9)	(68)	(87)
Net gains from equity investments	203	242	(16)	316	606	(48)
Lease income	225	120	88	355	179	98
Life insurance investment income	142	154	(8)	287	322	(11)
All other	(150)	244	NM	162	707	(77)

Total	$10,628	10,252	4	$21,388	21,000	2

NM - Not meaningful

(1)	The prior year periods have been revised to reflect all fund distribution fees as brokerage related income.

NONINTEREST EXPENSE

	Quarter ended June 30,		%	Six months ended June 30,		%

(in millions)	2013	2012	Change	2013	2012	Change

Salaries	$3,768	3,705	2%	$7,431	7,306	2%
Commission and incentive compensation	2,626	2,354	12	5,203	4,771	9
Employee benefits	1,118	1,049	7	2,701	2,657	2
Equipment	418	459	(9)	946	1,016	(7)
Net occupancy	716	698	3	1,435	1,402	2
Core deposit and other intangibles	377	418	(10)	754	837	(10)
FDIC and other deposit assessments	259	333	(22)	551	690	(20)
Outside professional services	607	658	(8)	1,142	1,252	(9)
Operating losses	288	524	(45)	445	1,001	(56)
Foreclosed assets	146	289	(49)	341	593	(42)
Contract services	226	236	(4)	433	539	(20)
Outside data processing	235	233	1	468	449	4
Travel and entertainment	229	218	5	442	420	5
Postage, stationery and supplies	184	195	(6)	383	411	(7)
Advertising and promotion	183	144	27	288	266	8
Telecommunications	125	127	(2)	248	251	(1)
Insurance	143	183	(22)	280	340	(18)
Operating leases	49	27	81	97	55	76
All other	558	547	2	1,067	1,134	(6)

Total	$12,255	12,397	(1)	$24,655	25,390	(3)

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONINTEREST INCOME

	Quarter ended

(in millions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Service charges on deposit accounts	$1,248	1,214	1,250	1,210	1,139
Trust and investment fees:
Brokerage advisory, commissions and other fees (1)	2,127	2,050	1,962	1,887	1,845
Trust and investment management (1)	829	799	797	769	762
Investment banking	538	353	440	298	291

Total trust and investment fees	3,494	3,202	3,199	2,954	2,898

Card fees	813	738	736	744	704
Other fees:
Charges and fees on loans	387	384	448	426	427
Merchant processing fees	174	154	151	150	157
Cash network fees	125	117	112	120	120
Commercial real estate brokerage commissions	73	45	119	56	82
Letters of credit fees	102	109	107	114	108
All other fees	228	225	256	231	240

Total other fees	1,089	1,034	1,193	1,097	1,134

Mortgage banking:
Servicing income, net	393	314	250	197	679
Net gains on mortgage loan origination/sales activities	2,409	2,480	2,818	2,610	2,214

Total mortgage banking	2,802	2,794	3,068	2,807	2,893

Insurance	485	463	395	414	522
Net gains from trading activities	331	570	275	529	263
Net gains (losses) on debt securities available for sale	(54)	45	(63)	3	(61)
Net gains from equity investments	203	113	715	164	242
Lease income	225	130	170	218	120
Life insurance investment income	142	145	276	159	154
All other	(150)	312	91	252	244

Total	$10,628	10,760	11,305	10,551	10,252

(1)	Prior year periods have been revised to reflect all fund distribution fees as brokerage related income.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended

(in millions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Salaries	$3,768	3,663	3,735	3,648	3,705
Commission and incentive compensation	2,626	2,577	2,365	2,368	2,354
Employee benefits	1,118	1,583	891	1,063	1,049
Equipment	418	528	542	510	459
Net occupancy	716	719	728	727	698
Core deposit and other intangibles	377	377	418	419	418
FDIC and other deposit assessments	259	292	307	359	333
Outside professional services	607	535	744	733	658
Operating losses	288	157	953	281	524
Foreclosed assets	146	195	221	247	289
Contract services	226	207	235	237	236
Outside data processing	235	233	227	234	233
Travel and entertainment	229	213	211	208	218
Postage, stationery and supplies	184	199	192	196	195
Advertising and promotion	183	105	142	170	144
Telecommunications	125	123	122	127	127
Insurance	143	137	62	51	183
Operating leases	49	48	27	27	27
All other	558	509	774	507	547

Total	$12,255	12,400	12,896	12,112	12,397

Wells Fargo & Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

	June 30,	Dec. 31,	%
(in millions, except shares)	2013	2012	Change

Assets
Cash and due from banks	$17,939	21,860	(18)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	148,665	137,313	8
Trading assets	58,619	57,482	2
Securities available for sale	249,439	235,199	6
Mortgages held for sale (includes $35,402 and $42,305 carried at fair value)	38,785	47,149	(18)
Loans held for sale (includes $2 and $6 carried at fair value)	190	110	73

Loans (includes $6,088 and $6,206 carried at fair value)	801,974	799,574	-
Allowance for loan losses	(16,144)	(17,060)	(5)

Net loans	785,830	782,514	-

Mortgage servicing rights:
Measured at fair value	14,185	11,538	23
Amortized	1,176	1,160	1
Premises and equipment, net	9,190	9,428	(3)
Goodwill	25,637	25,637	-
Other assets (includes $556 and $0 carried at fair value)	90,908	93,578	(3)

Total assets	$1,440,563	1,422,968	1

Liabilities
Noninterest-bearing deposits	$277,648	288,207	(4)
Interest-bearing deposits	743,937	714,628	4

Total deposits	1,021,585	1,002,835	2
Short-term borrowings	56,983	57,175	-
Accrued expenses and other liabilities	74,843	76,668	(2)
Long-term debt (includes $0 and $1 carried at fair value)	123,375	127,379	(3)

Total liabilities	1,276,786	1,264,057	1

Equity

Wells Fargo stockholders’ equity:
Preferred stock	13,988	12,883	9
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares and 5,481,811,474 shares	9,136	9,136	-
Additional paid-in capital	59,945	59,802	-
Retained earnings	84,923	77,679	9
Cumulative other comprehensive income	1,797	5,650	(68)
Treasury stock – 179,654,752 shares and 215,497,298 shares	(5,858)	(6,610)	(11)
Unearned ESOP shares	(1,510)	(986)	53

Total Wells Fargo stockholders’ equity	162,421	157,554	3
Noncontrolling interests	1,356	1,357	-

Total equity	163,777	158,911	3

Total liabilities and equity	$1,440,563	1,422,968	1

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Assets
Cash and due from banks	$17,939	16,217	21,860	16,986	16,811
Federal funds sold, securities purchased under resale agreements and other short-term investments	148,665	143,804	137,313	100,442	74,635
Trading assets	58,619	62,274	57,482	60,592	64,419
Securities available for sale	249,439	248,160	235,199	229,350	226,846
Mortgages held for sale	38,785	46,702	47,149	50,337	50,462
Loans held for sale	190	194	110	298	853

Loans	801,974	799,966	799,574	782,630	775,199
Allowance for loan losses	(16,144)	(16,711)	(17,060)	(17,385)	(18,320)

Net loans	785,830	783,255	782,514	765,245	756,879

Mortgage servicing rights:
Measured at fair value	14,185	12,061	11,538	10,956	12,081
Amortized	1,176	1,181	1,160	1,144	1,130
Premises and equipment, net	9,190	9,263	9,428	9,165	9,317
Goodwill	25,637	25,637	25,637	25,637	25,406
Other assets	90,908	87,886	93,578	104,563	97,365

Total assets	$1,440,563	1,436,634	1,422,968	1,374,715	1,336,204

Liabilities
Noninterest-bearing deposits	$277,648	278,909	288,207	268,991	253,999
Interest-bearing deposits	743,937	731,824	714,628	683,248	674,934

Total deposits	1,021,585	1,010,733	1,002,835	952,239	928,933
Short-term borrowings	56,983	60,693	57,175	51,957	56,023
Accrued expenses and other liabilities	74,843	75,622	76,668	83,659	76,827
Long-term debt	123,375	126,191	127,379	130,801	124,984

Total liabilities	1,276,786	1,273,239	1,264,057	1,218,656	1,186,767

Equity
Wells Fargo stockholders’ equity:
Preferred stock	13,988	14,412	12,883	12,283	11,694
Common stock	9,136	9,136	9,136	9,105	9,054
Additional paid-in capital	59,945	60,136	59,802	59,089	58,091
Retained earnings	84,923	81,264	77,679	73,994	70,456
Cumulative other comprehensive income	1,797	5,145	5,650	6,435	4,629
Treasury stock	(5,858)	(6,036)	(6,610)	(5,186)	(4,638)
Unearned ESOP shares	(1,510)	(1,971)	(986)	(1,041)	(1,216)

Total Wells Fargo stockholders’ equity	162,421	162,086	157,554	154,679	148,070
Noncontrolling interests	1,356	1,309	1,357	1,380	1,367

Total equity	163,777	163,395	158,911	156,059	149,437

Total liabilities and equity	$1,440,563	1,436,634	1,422,968	1,374,715	1,336,204

Wells Fargo & Company and Subsidiaries

FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended

	June 30, 2013				Mar. 31, 2013				Dec. 31, 2012				Sept. 30, 2012				June 30, 2012
($ in billions)	Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$136.5	0.33	%	$	121.0	0.36	%	$	117.1	0.41	%	$	91.6	0.44	%	$	71.3	0.47	%
Trading assets	46.6	2.98			42.1	3.17			42.0	3.28			39.5	3.08			42.6	3.27
Securities available for sale (2):
Securities of U.S. Treasury and federal agencies	6.7	1.73			7.1	1.56			5.3	1.64			1.4	1.05			2.0	1.60
Securities of U.S. states and political subdivisions	39.3	4.42			37.6	4.38			36.4	4.64			35.9	4.36			34.5	4.39
Mortgage-backed securities:
Federal agencies	102.0	2.79			95.4	2.74			90.9	2.71			94.3	2.88			95.0	3.37
Residential and commercial	31.3	6.50			32.1	6.46			32.7	6.53			33.1	6.67			33.9	6.97

Total mortgage-backed securities	133.3	3.66			127.5	3.68			123.6	3.72			127.4	3.87			128.9	4.32
Other debt and equity securities	55.5	3.84			53.7	3.58			50.0	3.91			47.7	4.07			48.9	4.39

Total securities available for sale	234.8	3.77			225.9	3.70			215.3	3.87			212.4	3.98			214.3	4.32
Mortgages held for sale	43.4	3.48			43.3	3.42			47.2	3.50			52.1	3.65			49.5	3.86
Loans held for sale	0.2	7.85			0.1	8.83			0.1	9.03			0.9	7.38			0.9	5.48
Loans:
Commercial:
Commercial and industrial	186.1	3.69			184.5	3.73			179.5	3.85			177.5	3.84			171.8	4.21
Real estate mortgage	105.3	3.92			106.2	3.84			105.1	4.02			105.1	4.05			105.5	4.60
Real estate construction	16.4	5.02			16.6	4.84			17.5	4.97			17.7	5.21			17.9	4.96
Lease financing	12.3	6.66			12.4	6.78			12.4	6.43			12.6	6.60			12.9	6.86
Foreign	42.3	2.23			39.9	2.16			39.7	2.32			39.7	2.46			38.9	2.57

Total commercial	362.4	3.75			359.6	3.74			354.2	3.87			352.6	3.91			347.0	4.28

Consumer:
Real estate 1-4 family first mortgage	252.6	4.23			252.0	4.29			244.6	4.39			234.0	4.51			230.0	4.62
Real estate 1-4 family junior lien mortgage	71.4	4.29			74.1	4.28			76.9	4.28			79.7	4.26			82.1	4.30
Credit card	24.0	12.55			24.1	12.62			23.9	12.43			23.0	12.64			22.1	12.70
Automobile	47.9	7.05			46.6	7.20			46.0	7.34			45.7	7.44			44.6	7.59
Other revolving credit and installment	41.9	4.74			41.7	4.70			41.6	4.63			41.7	4.58			42.4	4.51

Total consumer	437.8	5.05			438.5	5.10			433.0	5.15			424.1	5.23			421.2	5.29

Total loans	800.2	4.46			798.1	4.49			787.2	4.58			776.7	4.63			768.2	4.83
Other	4.2	5.55			4.3	5.19			4.3	5.21			4.4	4.62			4.5	4.56

Total earning assets	$1,265.9	3.80	%	$	1,234.8	3.86	%	$	1,213.2	3.96	%	$	1,177.6	4.09	%	$	1,151.3	4.37	%

Funding sources
Deposits:
Interest-bearing checking	$40.4	0.06	%	$	32.2	0.06	%	$	30.9	0.06	%	$	28.8	0.06	%	$	30.4	0.07	%
Market rate and other savings	541.8	0.08			537.5	0.09			518.6	0.10			506.1	0.12			500.3	0.12
Savings certificates	52.6	1.23			55.2	1.22			56.7	1.27			58.2	1.29			60.4	1.34
Other time deposits	26.0	0.76			15.9	1.25			13.6	1.51			14.4	1.49			12.8	1.83
Deposits in foreign offices	68.9	0.15			71.1	0.14			69.4	0.15			71.8	0.16			65.6	0.17

Total interest-bearing deposits	729.7	0.19			711.9	0.21			689.2	0.23			679.3	0.25			669.5	0.27
Short-term borrowings	57.8	0.14			55.4	0.17			52.8	0.21			51.9	0.17			51.7	0.19
Long-term debt	125.5	2.02			127.1	2.20			127.5	2.30			127.5	2.37			127.7	2.48
Other liabilities	13.3	2.25			11.6	2.24			10.0	2.27			9.9	2.40			10.4	2.48

Total interest-bearing liabilities	926.3	0.47			906.0	0.51			879.5	0.55			868.6	0.58			859.3	0.62
Portion of noninterest-bearing funding sources	339.6	-			328.8	-			333.7	-			309.0	-			292.0	-

Total funding sources	$1,265.9	0.34		$	1,234.8	0.38		$	1,213.2	0.40		$	1,177.6	0.43		$	1,151.3	0.46

Net interest margin on a taxable-equivalent basis		3.46	%			3.48	%			3.56	%			3.66	%			3.91	%

Noninterest-earning assets
Cash and due from banks	$16.2				16.5				16.4				15.7				16.2
Goodwill	25.6				25.6				25.6				25.5				25.3
Other	121.3				127.4				131.9				135.5				128.8

Total noninterest-earnings assets	$163.1				169.5				173.9				176.7				170.3

Noninterest-bearing funding sources
Deposits	$280.0				274.2				286.9				267.2				254.5
Other liabilities	58.0				63.7				63.1				66.1				58.4
Total equity	164.7				160.4				157.6				152.4				149.4
Noninterest-bearing funding source sused to fund earning assets	(339.6)				(328.8)				(333.7)				(309.0)				(292.0)

Net noninterest-bearing funding sources	$163.1				169.5				173.9				176.7				170.3

Total assets	$1,429.0				1,404.3				1,387.1				1,354.3				1,321.6

(1)	Our average prime rate was 3.25% for quarters ended June 30 and March 31, 2013, and December 31, September 30 and June 30, 2012. The average three-month London Interbank Offered Rate (LIBOR) was 0.28%, 0.29%, 0.32%, 0.43% and 0.47% for the same quarters, respectively.
(2)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SECURITIES AVAILABLE FOR SALE

(in millions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Securities of U.S. Treasury and federal agencies	$6,383	6,884	7,146	1,869	1,493
Securities of U.S. states and political subdivisions	40,890	40,456	38,676	37,925	37,251
Mortgage-backed securities:
Federal agencies	110,561	105,472	97,285	102,713	101,863
Residential and commercial	33,423	35,179	35,899	36,098	35,646

Total mortgage-backed securities	143,984	140,651	133,184	138,811	137,509
Other debt securities	55,425	57,390	53,408	47,993	47,746

Total debt securities available for sale	246,682	245,381	232,414	226,598	223,999
Marketable equity securities	2,757	2,779	2,785	2,752	2,847

Total securities available for sale	$249,439	248,160	235,199	229,350	226,846

FIVE QUARTER LOANS

(in millions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012
Commercial:
Commercial and industrial	$188,758	185,623	187,759	178,191	177,646
Real estate mortgage	104,673	106,119	106,340	104,611	105,666
Real estate construction	16,442	16,650	16,904	17,710	17,594
Lease financing	11,766	12,402	12,424	12,279	12,729
Foreign (1)	41,833	40,920	37,771	39,741	40,417

Total commercial	363,472	361,714	361,198	352,532	354,052

Consumer:
Real estate 1-4 family first mortgage	252,841	252,307	249,900	240,554	230,263
Real estate 1-4 family junior lien mortgage	70,059	72,543	75,465	78,091	80,881
Credit card	24,815	24,120	24,640	23,692	22,706
Automobile	48,648	47,259	45,998	46,044	45,180
Other revolving credit and installment	42,139	42,023	42,373	41,717	42,117

Total consumer	438,502	438,252	438,376	430,098	421,147

Total loans (2)	$801,974	799,966	799,574	782,630	775,199

(1)	Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign if the borrower’s primary address is outside of the United States.
(2)	Includes $28.8 billion, $29.7 billion, $31.0 billion, $32.5 billion and $33.8 billion of purchased credit-impaired (PCI) loans at June 30 and March 31, 2013, and December 31, September 30 and June 30, 2012, respectively. See the PCI loans table for detail of PCI loans.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Nonaccrual loans:
Commercial:
Commercial and industrial	$1,022	1,193	1,422	1,404	1,549
Real estate mortgage	2,708	3,098	3,322	3,599	3,832
Real estate construction	665	870	1,003	1,253	1,421
Lease financing	20	25	27	49	43
Foreign	40	56	50	66	79

Total commercial	4,455	5,242	5,824	6,371	6,924

Consumer:
Real estate 1-4 family first mortgage	10,705	11,320	11,455	11,195	10,368
Real estate 1-4 family junior lien mortgage	2,522	2,712	2,922	3,140	3,091
Automobile	200	220	245	295	164
Other revolving credit and installment	33	32	40	43	31

Total consumer (1)	13,460	14,284	14,662	14,673	13,654

Total nonaccrual loans (2)(3)(4)	17,915	19,526	20,486	21,044	20,578

As a percentage of total loans	2.23%	2.44	2.56	2.69	2.65
Foreclosed assets:
Government insured/guaranteed (5)	$1,026	969	1,509	1,479	1,465
Non-government insured/guaranteed	2,114	2,381	2,514	2,730	2,842

Total foreclosed assets	3,140	3,350	4,023	4,209	4,307

Total nonperforming assets	$21,055	22,876	24,509	25,253	24,885

As a percentage of total loans	2.63%	2.86	3.07	3.23	3.21

(1)	Includes $1.4 billion at September 30, 2012, resulting from implementation of OCC guidance issued in third quarter 2012, which requires consumer loans discharged in bankruptcy to be placed on nonaccrual status and written down to net realizable collateral value, regardless of their delinquency status.
(2)	Also includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.
(3)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.
(4)	Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.
(5)	Consistent with regulatory reporting requirements, foreclosed real estate securing government insured/guaranteed loans is classified as nonperforming. Both principal and interest for government insured/guaranteed loans secured by the foreclosed real estate are collectible because the loans are predominantly insured by the FHA or guaranteed by the VA.

Wells Fargo & Company and Subsidiaries

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Loans 90 days or more past due and still accruing:
Total (excluding PCI)(1):	$22,197	23,082	23,245	22,894	22,872
Less: FHA insured/VA guaranteed (2)	20,112	20,745	20,745	20,320	20,368
Less: Student loans guaranteed under the FFELP (3)	931	977	1,065	1,082	1,144

Total, not government insured/guaranteed	$1,154	1,360	1,435	1,492	1,360

By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$37	47	47	49	44
Real estate mortgage	175	164	228	206	184
Real estate construction	4	47	27	41	25
Foreign	-	7	1	2	3

Total commercial	216	265	303	298	256

Consumer:
Real estate 1-4 family first mortgage (4)	476	563	564	627	561
Real estate 1-4 family junior lien mortgage (4)	92	112	133	151	159
Credit card	263	306	310	288	274
Automobile	32	33	40	43	36
Other revolving credit and installment	75	81	85	85	74

Total consumer	938	1,095	1,132	1,194	1,104

Total, not government insured/guaranteed	$1,154	1,360	1,435	1,492	1,360

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $ 5.4 billion, $5.8 billion, $6.0 billion, $6.2 billion and $6.6 billion, at June 30 and March 31, 2013, and December 31, September 30 and June 30, 2012, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status.
(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.
(3)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program (FFELP).
(4)	Includes mortgages held for sale 90 days or more past due and still accruing.

Wells Fargo & Company and Subsidiaries

PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to decreases in interest rate indices and changes in prepayment assumptions), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	June 30,	December 31,

(in millions)	2013	2012	2008

Commercial:
Commercial and industrial	$195	259	4,580
Real estate mortgage	1,746	1,970	5,803
Real estate construction	602	877	6,462
Foreign	714	871	1,859

Total commercial	3,257	3,977	18,704

Consumer:
Real estate 1-4 family first mortgage	25,408	26,839	39,214
Real estate 1-4 family junior lien mortgage	134	152	728
Automobile	-	-	151

Total consumer	25,542	26,991	40,093

Total PCI loans (carrying value)	$28,799	30,968	58,797

Wells Fargo & Company and Subsidiaries

CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS

The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference. A nonaccretable difference is established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial and industrial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from resolution approximates pool performance expectations. The accretable yield percentage is unaffected by the resolution and any changes in the effective yield for the remaining loans in the pool are addressed by our quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs, and removed from PCI accounting, if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$10,410	26,485	4,069	40,964

Addition of nonaccretable difference due to acquisitions	195	-	-	195

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(1,426)	-	-	(1,426)
Loans resolved by sales to third parties (2)	(303)	-	(85)	(388)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(1,531)	(3,031)	(792)	(5,354)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(6,923)	(17,222)	(2,882)	(27,027)

Balance, December 31, 2012	422	6,232	310	6,964

Addition of nonaccretable difference due to acquisitions	-	-	-	-

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(47)	-	-	(47)
Loans resolved by sales to third parties (2)	(5)	-	-	(5)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(41)	(866)	-	(907)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(18)	(486)	(60)	(564)

Balance, June 30, 2013	$311	4,880	250	5,441

Balance, March 31, 2013	$336	5,887	263	6,486

Addition of nonaccretable difference due to acquisitions	-	-	-	-

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(17)	-	-	(17)
Loans resolved by sales to third parties (2)	-	-	-	-
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(10)	(866)	-	(876)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	2	(141)	(13)	(152)

Balance, June 30, 2013	$311	4,880	250	5,441

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases for settlements with borrowers due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.
(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.
(3)	Reclassification of nonaccretable difference to accretable yield for loans with increased cash flow estimates will result in increased interest income as a prospective yield adjustment over the remaining life of the loan or pool of loans.
(4)	Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

Wells Fargo & Company and Subsidiaries

CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•	Changes in the expected principal and interest payments over the estimated life – Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)

Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	131
Accretion into interest income (1)	(9,351)
Accretion into noninterest income due to sales (2)	(242)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	5,354
Changes in expected cash flows that do not affect nonaccretable difference (3)	12,209

Balance, December 31, 2012	$18,548
Addition of accretable yield due to acquisitions	-
Accretion into interest income (1)	(905)
Accretion into noninterest income due to sales (2)	(151)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	907
Changes in expected cash flows that do not affect nonaccretable difference (3)	1,622

Balance, June 30, 2013	$20,021

Balance, March 31, 2013	$17,965
Addition of accretable yield due to acquisitions	-
Accretion into interest income (1)	(458)
Accretion into noninterest income due to sales (2)	-
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	876

Changes in expected cash flows that do not affect nonaccretable difference (3)	1,638

Balance, June 30, 2013	$20,021

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.
(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.
(3)	Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES

When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$-	-	-	-
Provision for losses due to credit deterioration	1,693	-	123	1,816
Charge-offs	(1,605)	-	(94)	(1,699)

Balance, December 31, 2012	88	-	29	117
Provision for losses due to credit deterioration / (reversal of provision)	(34)	-	1	(33)
Charge-offs	(5)	-	(8)	(13)

Balance, June 30, 2013	$49	-	22	71

Balance, March 31, 2013	$53	-	27	80
Provision for losses due to credit deterioration / (reversal of provision)	(2)	-	1	(1)
Charge-offs	(2)	-	(6)	(8)

Balance, June 30, 2013	$49	-	22	71

Wells Fargo & Company and Subsidiaries

PICK-A-PAY PORTFOLIO (1)

	June 30, 2013

	PCI loans				All other loans

(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)

California	$20,585	103%	$16,570	82%	$14,450	75%
Florida	2,605	107	2,070	79	3,026	87
New Jersey	1,143	91	1,183	89	1,925	78
New York	657	88	667	85	866	77
Texas	285	76	270	71	1,183	61
Other states	5,002	97	4,347	82	8,198	81

Total Pick-a-Pay loans	$30,277		$25,107		$29,648

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2013.
(2)	Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.
(3)	The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.
(4)	Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.
(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Commercial:
Legacy Wachovia commercial and industrial, commercial real estate and foreign PCI loans (1)	$2,532	2,770	3,170	3,836	4,278

Total commercial	2,532	2,770	3,170	3,836	4,278

Consumer:
Pick-a-Pay mortgage (1)	54,755	56,608	58,274	60,080	62,045
Liquidating home equity	4,173	4,421	4,647	4,951	5,199
Legacy Wells Fargo Financial indirect auto	428	593	830	1,104	1,454
Legacy Wells Fargo Financial debt consolidation	13,707	14,115	14,519	15,002	15,511
Education Finance-government guaranteed	11,534	11,922	12,465	12,951	13,823
Legacy Wachovia other PCI loans (1)	435	462	657	732	818

Total consumer	85,032	88,121	91,392	94,820	98,850

Total non-strategic and liquidating loan portfolios	$87,564	90,891	94,562	98,656	103,128

(1)	Net of purchase accounting adjustments related to PCI loans.

Wells Fargo & Company and Subsidiaries

CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended June 30,		Six months ended June 30,

(in millions)	2013	2012	2013	2012

Balance, beginning of period	$17,193	19,129	17,477	19,668
Provision for credit losses	652	1,800	1,871	3,795
Interest income on certain impaired loans (1)	(73)	(82)	(146)	(169)
Loan charge-offs:
Commercial:
Commercial and industrial	(184)	(360)	(365)	(719)
Real estate mortgage	(49)	(114)	(109)	(196)
Real estate construction	(7)	(60)	(12)	(140)
Lease financing	(24)	(5)	(27)	(13)
Foreign	(8)	(17)	(19)	(46)

Total commercial	(272)	(556)	(532)	(1,114)

Consumer:
Real estate 1-4 family first mortgage	(392)	(772)	(867)	(1,600)
Real estate 1-4 family junior lien mortgage	(428)	(757)	(942)	(1,577)
Credit card	(266)	(286)	(532)	(587)
Automobile	(126)	(131)	(290)	(310)
Other revolving credit and installment	(185)	(187)	(367)	(381)

Total consumer	(1,397)	(2,133)	(2,998)	(4,455)

Total loan charge-offs	(1,669)	(2,689)	(3,530)	(5,569)

Loan recoveries:
Commercial:
Commercial and industrial	107	111	195	214
Real estate mortgage	54	33	85	69
Real estate construction	52	43	91	56
Lease financing	6	5	10	11
Foreign	9	6	17	21

Total commercial	228	198	398	371

Consumer:
Real estate 1-4 family first mortgage	64	29	110	66
Real estate 1-4 family junior lien mortgage	69	68	134	125
Credit card	32	46	63	105
Automobile	84	103	172	208
Other revolving credit and installment	40	45	82	99

Total consumer	289	291	561	603

Total loan recoveries	517	489	959	974

Net loan charge-offs (2)	(1,152)	(2,200)	(2,571)	(4,595)

Allowances related to business combinations/other	(2)	(1)	(13)	(53)

Balance, end of period	$16,618	18,646	16,618	18,646

Components:
Allowance for loan losses	$16,144	18,320	16,144	18,320
Allowance for unfunded credit commitments	474	326	474	326

Allowance for credit losses (3)	$16,618	18,646	16,618	18,646

Net loan charge-offs (annualized) as a percentage of average total loans (2)	0.58%	1.15	0.65	1.20
Allowance for loan losses as a percentage of total loans (3)	2.01	2.36	2.01	2.36
Allowance for credit losses as a percentage of total loans (3)	2.07	2.41	2.07	2.41

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.
(3)	The allowance for credit losses includes $71 million and $212 million at June 30, 2013 and 2012, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended

(in millions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Balance, beginning of quarter	$17,193	17,477	17,803	18,646	19,129
Provision for credit losses	652	1,219	1,831	1,591	1,800
Interest income on certain impaired loans (1)	(73)	(73)	(70)	(76)	(82)
Loan charge-offs:
Commercial:
Commercial and industrial	(184)	(181)	(302)	(285)	(360)
Real estate mortgage	(49)	(60)	(86)	(100)	(114)
Real estate construction	(7)	(5)	(10)	(41)	(60)
Lease financing	(24)	(3)	(6)	(5)	(5)
Foreign	(8)	(11)	(30)	(35)	(17)

Total commercial	(272)	(260)	(434)	(466)	(556)

Consumer:
Real estate 1-4 family first mortgage	(392)	(475)	(694)	(719)	(772)
Real estate 1-4 family junior lien mortgage	(428)	(514)	(765)	(1,095)	(757)
Credit card	(266)	(266)	(259)	(255)	(286)
Automobile	(126)	(164)	(189)	(152)	(131)
Other revolving credit and installment	(185)	(182)	(192)	(184)	(187)

Total consumer (2)	(1,397)	(1,601)	(2,099)	(2,405)	(2,133)

Total loan charge-offs	(1,669)	(1,861)	(2,533)	(2,871)	(2,689)

Loan recoveries:
Commercial:
Commercial and industrial	107	88	93	154	111
Real estate mortgage	54	31	48	46	33
Real estate construction	52	39	28	40	43
Lease financing	6	4	4	4	5
Foreign	9	8	6	5	6

Total commercial	228	170	179	249	198

Consumer:
Real estate 1-4 family first mortgage	64	46	45	46	29
Real estate 1-4 family junior lien mortgage	69	65	75	59	68
Credit card	32	31	37	43	46
Automobile	84	88	77	77	103
Other revolving credit and installment	40	42	39	39	45

Total consumer	289	272	273	264	291

Total loan recoveries	517	442	452	513	489

Net loan charge-offs	(1,152)	(1,419)	(2,081)	(2,358)	(2,200)

Allowances related to business combinations/other	(2)	(11)	(6)	-	(1)

Balance, end of quarter	$16,618	17,193	17,477	17,803	18,646

Components:
Allowance for loan losses	$16,144	16,711	17,060	17,385	18,320
Allowance for unfunded credit commitments	474	482	417	418	326

Allowance for credit losses	$16,618	17,193	17,477	17,803	18,646

Net loan charge-offs (annualized) as a percentage of average total loans	0.58%	0.72	1.05	1.21	1.15
Allowance for loan losses as a percentage of:
Total loans	2.01	2.09	2.13	2.22	2.36
Nonaccrual loans	90	86	83	83	89
Nonaccrual loans and other nonperforming assets	77	73	70	69	74
Allowance for credit losses as a percentage of:
Total loans	2.07	2.15	2.19	2.27	2.41
Nonaccrual loans	93	88	85	85	91
Nonaccrual loans and other nonperforming assets	79	75	71	70	75

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	Includes $321 million and $567 million for the quarters ended December 31 and September 30, 2012, respectively, resulting from the implementation of OCC guidance issued in third quarter 2012, which requires consumer loans discharged in bankruptcy to be placed on nonaccrual status and written down to net realizable collateral value, regardless of their delinquency status.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER TIER 1 COMMON EQUITY UNDER BASEL I (1)

(in billions)		June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Total equity		$163.8	163.4	158.9	156.1	149.4
Noncontrolling interests		(1.4)	(1.3)	(1.3)	(1.4)	(1.3)

Total Wells Fargo stockholders’ equity		$162.4	162.1	157.6	154.7	148.1

Adjustments:
Preferred equity		(12.6)	(12.6)	(12.0)	(11.3)	(10.6)
Goodwill and intangible assets (other than MSRs)		(32.2)	(32.5)	(32.9)	(33.4)	(33.5)
Applicable deferred taxes		3.0	3.1	3.2	3.3	3.5
Deferred tax asset limitation		-	-	-	-	-
MSRs over specified limitations		(0.8)	(0.8)	(0.7)	(0.7)	(0.7)
Cumulative other comprehensive income		(1.8)	(5.1)	(5.6)	(6.4)	(4.6)
Other		(0.4)	(0.6)	(0.6)	(0.4)	(0.5)

Tier 1 common equity	(A)	$117.6	113.6	109.0	105.8	101.7

Total risk-weighted assets (2)	(B)	$1,095.8	1,094.3	1,077.1	1,067.1	1,008.6

Tier 1 common equity to total risk-weighted assets (2)	(A)/(B)	10.73%	10.39	10.12	9.92	10.08

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The Company’s June 30, 2013, risk-weighted assets (RWA) and resulting Tier 1 common equity to total RWA are preliminary and reflect total estimated on-balance sheet and total estimated derivative and off-balance sheet RWA of $881.4 billion and $214.4 billion, respectively. Effective September 30, 2012, the Company refined its determination of the risk weighting of certain unused lending commitments that provide for the ability to issue standby letters of credit and commitments to issue standby letters of credit under syndication arrangements where the Company has an obligation to issue in a lead agent or similar capacity beyond its contractual participation level.

TIER 1 COMMON EQUITY UNDER BASEL III (ESTIMATED) (1) (2)

(in billions)		June 30, 2013

Tier 1 common equity under Basel I		$117.6

Adjustments from Basel I to Basel III (3) (5):

Cumulative other comprehensive income related to AFS securities and defined benefit pension plans		1.6

Other		0.8

Total adjustments from Basel I to Basel III		2.4
Threshold deductions, as defined under Basel III (4) (5)		-

Tier 1 common equity anticipated under Basel III	(C)	$120.0

Total risk-weighted assets anticipated under Basel III (6)	(D)	$1,404.1

Tier 1 common equity to total risk-weighted assets anticipated under Basel III	(C)/(D)	8.54%

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	The Basel III Tier 1 common equity and risk-weighted assets are estimated based on management’s interpretation of the Basel III capital rules adopted July 2, 2013, by the Federal Reserve Board. The rules establish a new comprehensive capital framework for U.S. banking organizations that implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.
(3)	Adjustments from Basel I to Basel III represent reconciling adjustments, primarily certain components of cumulative other comprehensive income deducted for Basel I purposes, to derive Tier 1 common equity under Basel III.
(4)	Threshold deductions, as defined under Basel III, include individual and aggregate limitations, as a percentage of Tier 1 common equity, with respect to MSRs, deferred tax assets and investments in unconsolidated financial companies.
(5)	Volatility in interest rates can have a significant impact on the valuation of cumulative other comprehensive income and MSRs and therefore, may impact adjustments from Basel I to Basel III, and MSRs subject to threshold deductions, as defined under Basel III, in future reporting periods.
(6)	The estimate of RWA reflects management’s interpretation of RWA determined under Basel III capital rules adopted by the Federal Reserve Board that incorporates different classifications of assets, with certain risk weights based on a borrower’s credit rating or Wells Fargo’s own models, along with adjustments to address a combination of credit/counterparty, operational and market risks, and other Basel III elements.

Wells Fargo & Company and Subsidiaries

OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth, Brokerage and Retirement		Other (2)		Consolidated Company

	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012

Quarter ended June 30,
Net interest income (3)	$7,251	7,306	3,101	3,347	700	698	(302)	(314)	10,750	11,037
Provision (reversal of provision) for credit losses	763	1,573	(118)	188	19	37	(12)	2	652	1,800
Noninterest income	5,691	5,786	3,034	2,770	2,561	2,273	(658)	(577)	10,628	10,252
Noninterest expense	7,213	7,580	3,183	3,113	2,542	2,376	(683)	(672)	12,255	12,397

Income (loss) before income tax expense (benefit)	4,966	3,939	3,070	2,816	700	558	(265)	(221)	8,471	7,092
Income tax expense (benefit)	1,633	1,313	1,065	932	266	210	(101)	(84)	2,863	2,371

Net income (loss) before noncontrolling interests	3,333	2,626	2,005	1,884	434	348	(164)	(137)	5,608	4,721
Less: Net income from noncontrolling interests	88	91	1	3	-	5	-	-	89	99

Net income (loss) (4)	$3,245	2,535	2,004	1,881	434	343	(164)	(137)	5,519	4,622

Average loans	$498.2	483.9	286.9	270.2	45.4	42.5	(30.3)	(28.4)	800.2	768.2
Average assets	820.9	746.6	499.9	478.4	177.1	160.9	(68.9)	(64.3)	1,429.0	1,321.6
Average core deposits	623.0	586.1	230.5	220.9	146.4	134.2	(63.8)	(60.6)	936.1	880.6

Six months ended June 30,
Net interest income (3)	$14,370	14,632	6,106	6,528	1,369	1,399	(596)	(634)	21,249	21,925
Provision (reversal of provision) for credit losses	2,025	3,451	(176)	283	33	80	(11)	(19)	1,871	3,795
Noninterest income	11,471	11,881	6,115	5,622	5,089	4,634	(1,287)	(1,137)	21,388	21,000
Noninterest expense	14,590	15,405	6,274	6,167	5,181	4,923	(1,390)	(1,105)	24,655	25,390

Income (loss) before income tax expense (benefit)	9,226	7,657	6,123	5,700	1,244	1,030	(482)	(647)	16,111	13,740
Income tax expense (benefit)	2,921	2,606	2,072	1,948	473	391	(183)	(246)	5,283	4,699

Net income (loss) before noncontrolling interests	6,305	5,051	4,051	3,752	771	639	(299)	(401)	10,828	9,041
Less: Net income from noncontrolling interests	136	168	2	3	-	-	-	-	138	171

Net income (loss) (4)	$6,169	4,883	4,049	3,749	771	639	(299)	(401)	10,690	8,870

Average loans	$498.6	485.0	285.7	269.4	44.6	42.5	(29.7)	(28.5)	799.2	768.4
Average assets	810.3	742.5	498.0	473.1	178.7	161.4	(70.3)	(64.7)	1,416.7	1,312.3
Average core deposits	621.1	580.7	227.3	220.9	147.9	134.9	(65.3)	(60.9)	931.0	875.6

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2012, we modified internal funds transfer rates and the allocation of funding.
(2)	Includes Wachovia integration expenses, through completion in the first quarter of 2012, and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing services and products for wealth management customers provided in Community Banking stores.
(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the consolidated company.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended

(income/expense in millions, average balances in billions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

COMMUNITY BANKING
Net interest income (2)	$7,251	7,119	7,166	7,247	7,306
Provision for credit losses	763	1,262	1,757	1,627	1,573
Noninterest income	5,691	5,780	6,616	5,863	5,786
Noninterest expense	7,213	7,377	8,033	7,402	7,580

Income before income tax expense	4,966	4,260	3,992	4,081	3,939
Income tax expense	1,633	1,288	918	1,250	1,313

Net income before noncontrolling interests	3,333	2,972	3,074	2,831	2,626
Less: Net income from noncontrolling interests	88	48	205	91	91

Segment net income	$3,245	2,924	2,869	2,740	2,535

Average loans	$498.2	498.9	493.1	485.3	483.9
Average assets	820.9	799.6	794.2	765.1	746.6
Average core deposits	623.0	619.2	608.9	594.5	586.1

WHOLESALE BANKING
Net interest income (2)	$3,101	3,005	3,092	3,028	3,347
Provision (reversal of provision) for credit losses	(118)	(58)	60	(57)	188
Noninterest income	3,034	3,081	2,901	2,921	2,770
Noninterest expense	3,183	3,091	3,007	2,908	3,113

Income before income tax expense	3,070	3,053	2,926	3,098	2,816
Income tax expense	1,065	1,007	892	1,103	932

Net income before noncontrolling interests	2,005	2,046	2,034	1,995	1,884
Less: Net income from noncontrolling interests	1	1	2	2	3

Segment net income	$2,004	2,045	2,032	1,993	1,881

Average loans	$286.9	284.5	279.2	277.1	270.2
Average assets	499.9	496.1	489.7	490.7	478.4
Average core deposits	230.5	224.1	240.7	225.4	220.9

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$700	669	689	680	698
Provision for credit losses	19	14	15	30	37
Noninterest income	2,561	2,528	2,405	2,353	2,273
Noninterest expense	2,542	2,639	2,513	2,457	2,376

Income before income tax expense	700	544	566	546	558
Income tax expense	266	207	215	208	210

Net income before noncontrolling interests	434	337	351	338	348
Less: Net income from noncontrolling interests	-	-	-	-	5

Segment net income	$434	337	351	338	343

Average loans	$45.4	43.8	43.3	42.5	42.5
Average assets	177.1	180.3	171.7	163.8	160.9
Average core deposits	146.4	149.4	143.4	136.7	134.2

OTHER (3)
Net interest income (2)	$(302)	(294)	(304)	(293)	(314)
Provision (reversal of provision) for credit losses	(12)	1	(1)	(9)	2
Noninterest income	(658)	(629)	(617)	(586)	(577)
Noninterest expense	(683)	(707)	(657)	(655)	(672)

Loss before income tax benefit	(265)	(217)	(263)	(215)	(221)
Income tax benefit	(101)	(82)	(101)	(81)	(84)

Net loss before noncontrolling interests	(164)	(135)	(162)	(134)	(137)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(164)	(135)	(162)	(134)	(137)

Average loans	$(30.3)	(29.1)	(28.4)	(28.2)	(28.4)
Average assets	(68.9)	(71.7)	(68.5)	(65.3)	(64.3)
Average core deposits	(63.8)	(66.8)	(64.2)	(61.2)	(60.6)

CONSOLIDATED COMPANY
Net interest income (2)	$10,750	10,499	10,643	10,662	11,037
Provision for credit losses	652	1,219	1,831	1,591	1,800
Noninterest income	10,628	10,760	11,305	10,551	10,252
Noninterest expense	12,255	12,400	12,896	12,112	12,397

Income before income tax expense	8,471	7,640	7,221	7,510	7,092
Income tax expense	2,863	2,420	1,924	2,480	2,371

Net income before noncontrolling interests	5,608	5,220	5,297	5,030	4,721
Less: Net income from noncontrolling interests	89	49	207	93	99

Wells Fargo net income	$5,519	5,171	5,090	4,937	4,622

Average loans	$800.2	798.1	787.2	776.7	768.2
Average assets	1,429.0	1,404.3	1,387.1	1,354.3	1,321.6
Average core deposits	936.1	925.9	928.8	895.4	880.6

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.
(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(3)	Includes Wachovia integration expenses, through completion in the first quarter of 2012, and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing services and products for wealth management customers provided in Community Banking stores.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended

(in millions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

MSRs measured using the fair value method:

Fair value, beginning of quarter	$12,061	11,538	10,956	12,081	13,578

Servicing from securitizations or asset transfers	1,060	935	1,094	1,173	1,139
Sales	(160)	(423)	-	-	(293)

Net additions	900	512	1,094	1,173	846

Changes in fair value:

Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (1)	2,223	1,030	388	(1,131)	(1,496)
Servicing and foreclosure costs (2)	(82)	(58)	(127)	(350)	(146)
Discount rates (3)	-	-	(53)	-	-
Prepayment estimates and other (4)	(274)	(211)	115	54	11

Net changes in valuation model inputs or assumptions	1,867	761	323	(1,427)	(1,631)

Other changes in fair value (5)	(643)	(750)	(835)	(871)	(712)

Total changes in fair value	1,224	11	(512)	(2,298)	(2,343)

Fair value, end of quarter	$14,185	12,061	11,538	10,956	12,081

(1)	Primarily represents prepayment speed changes due to changes in mortgage interest rates, but also includes other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).
(2)	Includes costs to service and unreimbursed foreclosure costs.
(3)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates; the fourth quarter 2012 change reflects updated broker input on market values for servicing fees in excess of the minimum that can be retained on loans sold to Freddie Mac and Fannie Mae.
(4)	Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior that occur independent of interest rate changes.
(5)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended

(in millions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Amortized MSRs:

Balance, beginning of quarter	$1,181	1,160	1,144	1,130	1,074
Purchases	26	27	43	42	78
Servicing from securitizations or asset transfers	31	56	34	30	34
Amortization	(62)	(62)	(61)	(58)	(56)

Balance, end of quarter	1,176	1,181	1,160	1,144	1,130

Fair value of amortized MSRs:

Beginning of quarter	$1,404	1,400	1,399	1,450	1,263
End of quarter	1,533	1,404	1,400	1,399	1,450

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended

(in millions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Servicing income, net:
Servicing fees (1)	$1,030	997	926	984	1,070
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	1,867	761	323	(1,427)	(1,631)
Other changes in fair value (3)	(643)	(750)	(835)	(871)	(712)

Total changes in fair value of MSRs carried at fair value	1,224	11	(512)	(2,298)	(2,343)
Amortization	(62)	(62)	(61)	(58)	(56)
Net derivative gains (losses) from economic hedges (4)	(1,799)	(632)	(103)	1,569	2,008

Total servicing income, net	$393	314	250	197	679

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$68	129	220	142	377

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.
(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.
(3)	Represents changes due to collection/realization of expected cash flows over time.
(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

(in billions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,487	1,486	1,498	1,508	1,499
Owned loans serviced	358	367	368	364	357
Subservicing	6	7	7	7	7

Total residential servicing	1,851	1,860	1,873	1,879	1,863

Commercial mortgage servicing:
Serviced for others	409	404	408	405	406
Owned loans serviced	105	106	106	105	106
Subservicing	11	14	13	13	13

Total commercial servicing	525	524	527	523	525

Total managed servicing portfolio	$2,376	2,384	2,400	2,402	2,388

Total serviced for others	$1,896	1,890	1,906	1,913	1,905
Ratio of MSRs to related loans serviced for others	0.81%	0.70	0.67	0.63	0.69
Weighted-average note rate (mortgage loans serviced for others)	4.59	4.69	4.77	4.87	4.97

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended

(in billions)	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Application data:
Wells Fargo first mortgage quarterly applications	$146	140	152	188	208
Refinances as a percentage of applications	54%	65	72	72	69
Wells Fargo first mortgage unclosed pipeline, at quarter end	$63	74	81	97	102

Residential real estate originations:
Wells Fargo first mortgage loans:
Retail	$62	59	63	61	62
Correspondent/Wholesale	50	49	61	77	68
Other (1)	-	1	1	1	1

Total quarter-to-date	$112	109	125	139	131

Total year-to-date	$221	109	524	399	260

(1)	Consists of home equity loans and lines.

Wells Fargo & Company and Subsidiaries

CHANGES IN MORTGAGE REPURCHASE LIABILITY

	Quarter ended			Six months ended

(in millions)	June 30, 2013	Mar. 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Balance, beginning of period	$2,317	2,206	1,444	2,206	1,326
Provision for repurchase losses:
Loan sales	40	59	72	99	134
Change in estimate (1)	25	250	597	275	965

Total additions	65	309	669	374	1,099

Losses	(160)	(198)	(349)	(358)	(661)

Balance, end of period	$2,222	2,317	1,764	2,222	1,764

(1)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.

UNRESOLVED REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

($ in millions)	Government sponsored entities (1)	Private	Mortgage insurance rescissions with no demand (2)	Total

June 30, 2013
Number of loans	6,313	1,206	561	8,080
Original loan balance (3)	$1,413	258	127	1,798

March 31, 2013
Number of loans	5,910	1,278	652	7,840
Original loan balance (3)	$1,371	278	145	1,794

December 31, 2012
Number of loans	6,621	1,306	753	8,680
Original loan balance (3)	$1,503	281	160	1,944

September 30, 2012
Number of loans	6,525	1,513	817	8,855
Original loan balance (3)	$1,489	331	183	2,003

June 30, 2012
Number of loans	5,687	913	840	7,440
Original loan balance (3)	$1,265	213	188	1,666

(1)	Includes repurchase demands of 942 and $190 million, 674 and $147 million, 661 and $132 million, 534 and $111 million, and 526 and $103 million, for June 30 and March 31, 2013, and December 31, September 30, and June 30, 2012, respectively, received from investors on mortgage servicing rights acquired from other originators. We generally have the right of recourse against the seller and may be able to recover losses related to such repurchase demands subject to counterparty risk associated with the seller. The number of repurchase demands from GSEs that are from mortgage loans originated in 2006 through 2008 totaled 89% at June 30, 2013.
(2)	As part of our representations and warranties in our loan sales contracts, we typically represent to GSEs and private investors that certain loans have mortgage insurance to the extent there are loans that have loan to value ratios in excess of 80% that require mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer due to a claim of breach of a contractual representation or warranty, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach. When investor demands are received due to lack of mortgage insurance, they are reported as unresolved repurchase demands based on the applicable investor category for the loan (GSE or private). Over the last year, approximately 15% of our repurchase demands from GSEs had mortgage insurance rescission as one of the reasons for the repurchase demand. Of all the mortgage insurance rescission notices received in 2012, approximately 75% have resulted in repurchase demands through June 2013. Not all mortgage insurance rescissions received in 2012 have been completed through the appeals process with the mortgage insurer and, upon successful appeal, we work with the investor to rescind the repurchase demand.
(3)	While the original loan balances related to these demands are presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.